                                                                     EXHIBIT 4.3

                          EXCHANGEABLE SHARE PROVISIONS

     The Exchangeable Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions:

                                   Article 1
                                 INTERPRETATION

     For the purposes of these rights, privileges, restrictions and conditions:



Section 1.1 Definitions.

     "Act" means the New Brunswick Business Corporations Act as amended, consolidated or re-enacted from time to time.

     "Affiliate" of any person means any other person directly or indirectly controlled by, or under common control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

     "Automatic Redemption Date" means the date for the automatic redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be the fifth anniversary date of the Effective Date, unless:

     (a) such date shall be extended at any time or from time to time to a specified later date by prior written notice from the Board of Directors given not later than 30 days prior to the fifth anniversary of the Effective Date to the registered holders of the Exchangeable Shares, in which case the Automatic Redemption Date shall be the later date designated in such notice; or

     (b) such date shall be accelerated at any time or from time to time to a specified earlier date by the Board of Directors:

          (i) if at such time there are outstanding fewer than such number as represents [oNtd: The number to be inserted will equal 10% of the total number of Exchangeable Shares to be issued at Closing] of the aggregate number of Exchangeable Shares initially issued as at the Effective Date (other than Exchangeable Shares held by Parent, Callco, their Subsidiaries or Affiliates, and as such number of shares may be adjusted by the Board of Directors as required by Article 10 of these Exchangeable Share Provisions to give effect to any transaction involving or affecting the number of issued Exchangeable Shares) upon at least 30 days' prior written notice of any such acceleration to the registered holders of the Exchangeable Shares, in which case the Automatic Redemption Date shall be the earlier date designated in such notice;

          (ii) if at such time an Exchangeable Share Voting Event is proposed and the holders of such number of Exchangeable Shares as would be required for the class to approve or disapprove such Exchangeable Share Voting Event have not given the holder of Common Shares designated by Parent irrevocable proxies, within five Business Days of receipt of the Board of Directors' request therefor, to vote their Exchangeable Shares with respect to such Exchangeable Share Voting Event in the manner determined by such holder of Common Shares, in his entire discretion, in which case, the Automatic Redemption Date shall be the Business Day prior to the record date for any meeting or vote of the holders of the Exchangeable Shares to consider the Exchangeable Share Voting Event;

         (iii) if at such time an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares (excluding Exchangeable Shares beneficially owned by Parent, Callco, their Affiliates or Subsidiaries) fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares to approve in accordance with Article 9 hereof or disapprove, as applicable, the change that is the subject matter of the Exempt Exchangeable Share Voting Event, in which case, the Automatic Redemption Date will be the date as the Board of Directors may determine to be reasonably practicable in such circumstances; or

          (iv) if at such time there is outstanding a proposed Parent Control Transaction, upon at least ten days' prior written notice to the registered holders of the Exchangeable Shares, in which case, the Board of Directors may accelerate the Automatic Redemption Date to the date of closing of such Parent Control Transaction, but at a time immediately before the time of the closing of such Parent Control Transaction.

"Board of Directors" means the board of directors of the Corporation and any committee thereof acting within its authority.

"Business Day" means any day, other than a Saturday, a Sunday or a day when banks are not generally open for business in Toronto, Ontario, Saint John, New Brunswick or San Francisco, California.
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                                      -3-

"Callco" means 3055855 Nova Scotia Company, a corporation incorporated and existing under the Nova Scotia Companies Act, and includes any successor corporation.

"Call Rights" has the meaning provided in the Exchange and Support Agreement.

"Canadian Dollar Equivalent" means in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount"), at any date, the product obtained by multiplying:

(a)  the Foreign Currency Amount, by

(b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such noon spot exchange rate on the Business Day most recently preceding on such date, or, if no such noon spot exchange rate is reported by the Bank of Canada, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors acting reasonably to be appropriate for such purpose.

"Common Shares" means the common shares in the capital of the Corporation and any other securities into which such shares may be changed.

"Corporation" means 514713 N.B. Inc., a corporation incorporated and existing under the Act, and includes any successor corporation.

"Current Market Price" means, in respect of a Parent Common Share on any date, the average closing price per Parent Common Share over the period of 30 consecutive trading days ending five trading days before such date on the NASDAQ National Market or, if Parent Common Shares are not then listed on the NASDAQ National Market, on such other principal stock exchange or automated quotation system on which Parent Common Shares are listed or quoted, as the case may be, as may be selected by the board of directors for such purpose; provided, however, that if there is no public distribution or trading activity of Parent Common Shares during such period, then the Current Market Price of a Parent Common Share shall be the fair market value of the Parent Common Share as determined by the board of directors of Parent in good faith based upon the advice of such qualified independent financial advisors as the board of directors of Parent in good faith may deem to be appropriate, and provided further that any such selection, opinion or determination by the board of directors shall be conclusive and binding.

"Economic Equivalent" has the meaning provided in Section 3.2 hereof.

"Effective Date" means the date of first issue of the Exchangeable Shares.

"Exchange and Support Agreement" means that certain Exchange and Support Agreement between Parent, Callco, the Corporation, and the holders of Exchangeable Shares as of the Effective Date to be entered into contemporaneously with the first issue of the Exchangeable Shares.

"Exchangeable Share Consideration" means, with respect to each Exchangeable Share, for any acquisition of, or redemption of, or retraction of, or distribution of assets of the Corporation in respect of, the Exchangeable Share or purchase of the Exchangeable Share pursuant to the Exchange and Support Agreement or hereunder, the aggregate of the following:

(a) the Current Market Price of one Parent Common Share, such consideration to be fully paid, non-assessable, free and clear of any lien, claim or encumbrance and satisfied by the delivery of one Parent Common Share to be registered in the name of the Holder, as evidenced by a certificate representing the aggregate number of such Parent Common Shares; plus

(b) unless the corresponding equivalent dividend has already been declared and paid on the Exchangeable Share, the amount of all cash dividends declared and unpaid by Parent on a Parent Common Share at the effective time of any such action, payable in U.S. dollars or the Canadian Dollar Equivalent by means of a cheque payable at any branch of the bankers of the payor; plus

(c) unless the corresponding equivalent dividend has already been declared and paid on the Exchangeable Share, the amount of all declared and unpaid non-cash dividends or other distributions by Parent on a Parent Common Share at the effective time of any such action, payable by means of a cheque payable at any branch of the bankers of the payor in an amount equal to the fair market value of the property distributed on the effective date of the relevant action in U.S. dollars or the Canadian Dollar Equivalent or, at the option of the Board of Directors, payable by the delivery of such non-cash items;

provided that (i) any such Parent Common Share shall be duly issued as fully paid and non-assessable, free and clear of any lien, hypothec, pledge, claim, encumbrance, security interest or adverse claim or interest other than those under applicable securities laws and (ii) such consideration shall be paid less any amounts required to be deducted and withheld therefrom pursuant to Section
12.3 hereof, and all without interest. For greater certainty, in no event shall a holder of Exchangeable Shares be entitled to receive or demand any consideration for the acquisition of, or redemption of, or retraction of, or distribution of the assets of the Corporation in respect of, any Exchangeable Shares, whether pursuant to the Exchange and Support Agreement or hereunder, other than Parent Common Shares and, if applicable, any of the amounts referred to in paragraphs (b) and (c) above.

"Exchangeable Shares" means the non-voting exchangeable shares in the capital of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

"Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to notice in accordance with applicable law and vote as shareholders of the Corporation in order to approve or disapprove, as applicable, a sale of all or substantially all of the assets of the Corporation, other than an Exempt Exchangeable Share Voting Event.

"Exempt Exchangeable Share Voting Event" means any matter in respect of which the holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in respect of any change to or in the rights of the holders of Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the economic and legal equivalence (except as to voting) of the Exchangeable Shares and the Parent Common Shares.

"Holder" means a holder of Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Corporation in respect of the Exchangeable Shares.

"Liquidation Amount" has the meaning provided in Section 5.1 hereof.

"Liquidation Call Right" has the meaning provided in the Exchange and Support Agreement.

"Liquidation Date" has the meaning provided in Section 5.1 hereof.

"Parent" means Sun Microsystems, Inc., a Delaware corporation, and includes any successor corporation.

"Parent Call Right" has the meaning provided in the Exchange and Support Agreement.

"Parent Common Shares" means the shares of common stock in the capital of Parent, par value US$0.00067 per share.

"Parent Control Transaction" shall be deemed to have occurred if:

(a) any person, firm or corporation acquires, directly or indirectly, the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of Parent and immediately after such acquisition, the acquirer has Beneficial Ownership of voting securities representing 50% or more of the total voting power of all the then outstanding voting securities of Parent;

(b)  the individuals who:

     (i) as of the Effective Date constitute the board of directors of Parent (the "Original Directors");
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                                      -6-

     (ii) thereafter are elected to the board of directors of Parent and whose election, or nomination for election, to such board of directors was approved by a vote of at least 2/3 of the Original Directors then still in office (such directors being called "Additional Original Directors", together with the Original Directors, the "Parent Board"); or

    (iii) are elected to the Parent Board and whose election, or nomination for election, to the Parent Board was approved by a vote of at least 2/3 of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Parent Board;

(c) the shareholders of Parent shall approve a merger, consolidation, recapitalization or reorganization of Parent, or, if shareholder approval is not sought or obtained, any such transaction shall be consummated, in either case other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by holders of outstanding voting securities of Parent immediately prior to the transaction, with the voting power of each such continuing holder relative to such other continuing holders being not altered substantially in the transaction; or

(d) the shareholders of Parent shall approve a plan of complete liquidation of Parent or an agreement for the sale or disposition by Parent of all or a substantial portion of Parent's assets (i.e., 50% or more in book value of the total assets of Parent).

"Parent Dividend Declaration Date" means the date on which the board of directors of Parent declares any dividend on the Parent Common Shares.

"Redemption Call Purchase Price" has the meaning provided in the Exchange and Support Agreement.

"Redemption Call Right" has the meaning provided in the Exchange and Support Agreement.

"Redemption Price" has the meaning provided in Section 7.1 hereof.

"Retracted Shares" has the meaning provided in Section 6.1(a) hereof.

"Retraction Call Right" has the meaning provided in the Exchange and Support Agreement.

"Retraction Date" has the meaning provided in Section 6.1(b) hereof.

     "Retraction Price" has the meaning provided in Section 6.1 hereof.

     "Retraction Request" has the meaning provided in Section 6.1 hereof.

     "Subsidiary", in relation to any person, means any body corporate, partnership, joint venture, association or other entity of which more than 50% of the total voting power of shares or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by such person.

     "Transfer" has the meaning provided in Section 12.4 hereof.


                                   Article 2
                         RANKING OF EXCHANGEABLE SHARES
                         ------------------------------

Section 2.1


     The Exchangeable Shares shall be entitled to a preference, as provided in
Article 5, over the Common Shares, the Preferred Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.


                                   Article 3
                                   DIVIDENDS
                                   ---------

Section 3.1


(1) A holder of an Exchangeable Share shall be entitled to receive, and the Board of Directors shall (subject to applicable law) declare, a dividend on each Exchangeable Share on each Parent Dividend Declaration Date (which shall be paid in accordance with Section 3.4):

     (a) in the case of a cash dividend declared on the Parent Common Shares, in an amount in cash for each Exchangeable Share in US dollars, or the Canadian Dollar Equivalent thereof on the Parent Dividend Declaration Date, in each case, equal to the cash dividend declared on each Parent Common Share;

     (b) in the case of a stock dividend declared on the Parent Common Shares to be paid in Parent Common Shares, by the issuance by the Corporation of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Parent Common Shares to be paid on each Parent Common Share unless, in lieu of such stock dividend, Parent elects to effect a corresponding and contemporaneous subdivision of the outstanding Exchangeable Shares;

     (c) in the case of a dividend declared on the Parent Common Shares in property other than cash or Parent Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or the Economic Equivalent of the type and amount of property declared as a dividend on each Parent Common Share; or

     (d) in the case of a dividend declared on the Parent Common Shares to be paid in securities of Parent other than Parent Common Shares, in such number of either such securities or economically and legally equivalent securities of the Corporation, as the Board of Directors determines, for each Exchangeable Share as is equal to the number of securities of Parent to be paid on each share or Parent Common Shares.

(2) Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation, as applicable. Any dividend which should have been declared on the Exchangeable Shares pursuant to this Section 3.1 but was not so declared due to the provisions of applicable law shall be declared and paid by the Corporation, as soon as payment of such dividend is permitted by such law.


Section 3.2

     The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may require) what is the "Economic Equivalent" for the purposes these Exchangeable Share provisions and each such determination shall be conclusive and binding. In making such determination, the following factors shall (without excluding other factors determined by the Board of Directors to be relevant) be considered by the Board of Directors:

          (i) in the case of any stock dividend or other distribution payable in Parent Common Shares, the number of such shares issued in proportion to the number of Parent Common Shares previously outstanding;

          (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a Parent Common Share;

         (iii) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Parent of any class other than Parent Common Shares, any rights, options or warrants other than those referred to in
               Section 3.2(ii), any evidences of indebtedness of Parent or any assets of Parent), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Parent Common Share and the Current Market Price of a Parent Common Share; and

          (iv) in the case of any subdivision, redivision or change of the then-outstanding Parent Common Shares into a greater number of Parent Common Shares or the reduction, combination, consolidation or change of the then-outstanding Parent Common Shares into a lesser number of Parent Common Shares or any amalgamation, merger, reorganization or other transaction affecting Parent Common Shares, the effect thereof upon the then-outstanding Parent Common Shares.

Section 3.3

     Cheques of the Corporation payable at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by
Section 3.1(1)(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(1)(b) or (d) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby or dividend payable in other securities represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(1)(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

Section 3.4

     The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Parent Common Shares.

Section 3.5

     Except as provided in this Article 3, the holders of Exchangeable Shares shall not be entitled to receive any other or further dividends in respect thereof.

                                   Article 4
                             CERTAIN RESTRICTIONS
                             --------------------

Section 4.1

     So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 9.2 of these Exchangeable Share Provisions:

     (a) amend the constating documents of the Corporation in a manner which would prejudicially or adversely affect the holders of Exchangeable Shares in any respect; or

     (b) initiate the voluntary liquidation, dissolution or winding-up of the Corporation nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of the Corporation; or

     (c) issue any further Exchangeable Shares to or any other shares or securities of the Corporation ranking equally with, or superior to, the Exchangeable Shares, any person, other than Exchangeable Shares issued as dividends pursuant to Section 3.1 hereof or as contemplated by the Exchange and Support Agreement.

Section 4.2

     So long as any of the Exchangeable Shares are outstanding and any dividends required to have been declared and paid on the outstanding Exchangeable Shares pursuant to Article 3 have not been declared and paid in full, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 9.2 of these Exchangeable Share Provisions:

     (a) pay any dividends on the Common Shares, or any other shares ranking junior to the Exchangeable Shares other than share dividends payable in any such other shares ranking junior to the Exchangeable Shares;

     (b) redeem, retract or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

     (c) redeem, retract or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

     (d) issue any Exchangeable Shares or any shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of Exchangeable Shares or for purposes of implementing the required Economic Equivalent in respect of Exchangeable Shares as provided in Section 10.1 hereof.


                                   Article 5
                          DISTRIBUTION ON LIQUIDATION
                          ---------------------------

Section 5.1

     In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law and the Liquidation Call Right, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such Holder on the effective date of such liquidation, dissolution or winding-up (the "Liquidation Date"), before any distribution of any part of the assets of the Corporation to the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount equal to the Exchangeable Share Consideration applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Amount"), which as set forth in Section 5.2 shall, subject to the exercise by Callco of the Liquidation Call Right, be fully paid and satisfied by the delivery by or on behalf of the Corporation of the Exchangeable Share Consideration representing such Holder's total Liquidation Amount.

Section 5.2

     On or promptly after the Liquidation Date, and subject to the exercise by Callco of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Exchangeable Share Consideration representing the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the constating documents of the Corporation and such additional documents and instruments as the Corporation may reasonably require, at the principal executive offices of the Corporation or at such other reasonable place as may be specified by the Board of Directors by notice to the holders of Exchangeable Shares. The Exchangeable Share Consideration representing the total Liquidation Amount for such Exchangeable Shares shall be delivered to each Holder, at the Corporation's expense, at the address of the Holder recorded in the securities register of the Corporation for the Exchangeable Shares, or, if requested by the Holder, by holding for pick-up by the Holder at the place of delivery.

     On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of Holders in respect thereof, other than the right to receive their proportionate share of the Exchangeable Share Consideration representing the total Liquidation Amount, unless payment of the Exchangeable Share Consideration representing the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the Holders shall remain unaffected until the Exchangeable Share Consideration representing the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration representing the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the Holders thereof in a custodial account or for safekeeping, in the case of non-cash items, with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares shall be limited to receiving their proportionate share of the Exchangeable Share Consideration representing the total Liquidation Amount so deposited for such Exchangeable Shares, against presentation and surrender of such certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Parent Common Shares delivered to them or the custodian on their behalf.

Section 5.3

     After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Exchangeable Share Consideration representing the Liquidation Amount per Exchangeable Share, such Holders shall not be entitled to share in any further distribution of the assets of the Corporation.

     Notwithstanding the foregoing, until such payment or deposit of such Exchangeable Share Consideration, the Holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights provided by law with respect thereto. Such rights shall remain unaffected until any cheque(s) received by Holder have cleared upon due presentation by Holder.

                                   Article 6
                  RETRACTION OF EXCHANGEABLE SHARES BY HOLDER
                  -------------------------------------------

Section 6.1


     A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Callco of the Retraction Call Right and applicable law, and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such Holder in tranches of [oNtd: The number to be inserted will equal 10% of the total number of Exchangeable Shares to be issued at Closing] Exchangeable Shares or integral multiples thereof (or the balance of the Exchangeable Shares then held by such Holder, if such balance is less than [oNtd: The number to be inserted will equal 10% of the total number of Exchangeable Shares to be issued at Closing] Exchangeable Shares) for an amount equal to the Exchangeable Share Consideration applicable on the last Business Day prior to the Retraction Date (the "Retraction Price"), which as set forth in
Section 6.3 shall, subject to the exercise by Callco of the Retraction Call Right, be fully paid and satisfied by the delivery by or on behalf of the

Corporation of the Exchangeable Share Consideration representing such Holder's total Retraction Price. To effect such redemption, the Holder shall present and surrender at the principal executive offices of the Corporation or at such other reasonable place as may be specified by the Board of Directors by notice to the holders of Exchangeable Shares, the certificates representing the Exchangeable Shares which the Holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the constating documents of the Corporation and such additional documents and instruments as the Corporation may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Exhibit "A" hereto or in such other form as may be
                         -----------
acceptable to the Corporation:

     (a) specifying that the Holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

     (b) stating the Business Day on which the Holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 20 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the Holder in the Retraction Request, the Retraction Date shall be deemed to be the 20th Business Day (or, if such day is not a Business Day, the first Business Day thereafter) after the date on which the Retraction Request is received by the Corporation; and

     (c) acknowledging the Retraction Call Right of Callco in the Exchange and Support Agreement to purchase all but not less than all of the Retracted Shares directly from the Holder and that the Retraction Request shall be deemed to be a revocable offer by the Holder to sell the Retracted Shares in accordance with the Exchange and Support Agreement.

Section 6.2

     Subject to the exercise by Callco of the Retraction Call Right, upon receipt by the Corporation in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the Holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the Holder in the manner specified in Section 6.6 hereof, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the Exchangeable Share Consideration representing the total Retraction Price with respect to such shares in accordance with Section 6.3 hereof. If not all of the Exchangeable Shares represented by any certificate are redeemed, a new certificate for the balance of such Exchangeable Shares shall be issued to the Holder at the expense of the Corporation.

Section 6.3

     The Corporation shall deliver or cause to be delivered, the Exchangeable Share Consideration representing the total Retraction Price to the relevant Holder, at the address of the Holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the Holder's Retraction Request or if request by the Holder by holding for pick-up by the Holder at the principal executive offices of the Corporation or at such other reasonable place as may be specified by the Board of Directors by notice to the holders of Exchangeable Shares, and such delivery of such Exchangeable Share Consideration to the Holder shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price to the extent that the same is represented by such share certificates and cheques, except as to any cheque included therein which is not paid upon due presentation (less any tax deducted and withheld therefrom and remitted to the proper tax authority).

Section 6.4

     After the close of business on the Retraction Date, the holder of the Retracted Shares shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate share of the Exchangeable Share Consideration representing the total Retraction Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Exchangeable Share Consideration representing the total Retraction Price shall not be made, in which case the rights of such Holder shall remain unaffected until the Exchangeable Share Consideration representing the total Retraction Price has been paid in the manner hereinbefore provided. After the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation shall thereafter be considered and deemed for all purposes to be a holder of the Parent Common Shares delivered to it. Notwithstanding the foregoing, until payment of such Exchangeable Share Consideration to the Holder, the Holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights provided by law with respect thereto. Such rights shall remain unaffected until any cheque(s) received by Holder have cleared upon due presentation by Holder.

Section 6.5

     Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a Holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a Holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the Holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a pro rata basis and shall issue to each Holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the Holder in the manner specified in Section 6.6 hereof, the Holder of any such Retracted Shares not redeemed by the Corporation pursuant to
Section 6.2 of these Exchangeable Share Provisions as a result of liquidity or solvency requirements or applicable law shall be deemed by giving the Retraction Request to require Parent or Callco to purchase such Retracted Shares from such Holder on the Retraction Date or as soon as practicable thereafter on payment by Parent or Callco to such holder of the Exchangeable Share Consideration representing the Retraction Price for each such Retracted Share, all as more specifically provided in the Exchange and Support Agreement.

Section 6.6

     A holder of Retracted Shares may, by notice in writing given by the Holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Callco shall be deemed to have been revoked.


                                   Article 7
             REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION
             ----------------------------------------------------

Section 7.1

     Subject to applicable law, and if Callco does not exercise the Redemption Call Right, the Corporation shall on the Automatic Redemption Date redeem the whole of the then-outstanding Exchangeable Shares for an amount for each Exchangeable Share equal to the Exchangeable Share Consideration applicable on the last Business Day prior to the Automatic Redemption Date (the "Redemption Price"), which as set forth in Section 7.3 shall, subject to the exercise by Callco of the Redemption Call Right, be fully paid and satisfied by the delivery by or on behalf of the Corporation of the Exchangeable Share Consideration representing the total Redemption Price.

Section 7.2

     In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least ten days before the Automatic Redemption Date or before a possible Automatic Redemption Date which may result from a failure of the holders of Exchangeable Shares to take necessary action as described in clause (iii) of the definition of

Automatic Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Callco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such Holder. Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Automatic Redemption Date and, if applicable, particulars of the Redemption Call Right.

     In the case of any notice given in connection with a possible Automatic Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

Section 7.3

     On or after the Automatic Redemption Date and subject to the exercise by Callco of the Redemption Call Right, the Corporation shall cause to be delivered, at the Corporation's expense to the holders of the Exchangeable Shares to be redeemed the Exchangeable Share Consideration representing the Redemption Price for each such Exchangeable Share upon presentation and surrender at the principal executive offices of the Corporation or at such other reasonable place as may be specified by the Board of Directors by notice to the holders of Exchangeable Shares, of the certificates representing such Exchangeable Shares together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the constating documents of the Corporation and such additional documents and instruments as the Corporation may reasonably require. The Exchangeable Share Consideration representing the total Redemption Price for such Exchangeable Shares shall be delivered to each Holder at the address of the Holder recorded in the securities register or, if requested by the Holder, by holding for pick-up by the Holder at the principal executive offices of the Corporation or at such other reasonable place as may be specified by the Board of Directors by notice to the holders of Exchangeable Shares.

     On and after the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of Holders in respect thereof, other than the right to receive their proportionate share of the Exchangeable Share Consideration representing the total Redemption Price, unless payment of the Exchangeable Share Consideration representing the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the Holders shall remain unaffected until the Exchangeable Share Consideration representing the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right, at any time after the sending of notice of its intention to redeem the Exchangeable Shares as set forth above, to deposit or cause to be deposited the Exchangeable Share Consideration with respect to the Exchangeable Shares so called for redemption, or of such of the Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the Holders thereof in connection with such redemption, in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the Holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving their proportionate share of the Exchangeable Share Consideration representing the total Redemption Price so deposited for such Exchangeable Shares, against presentation and surrender of such certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent Common Shares delivered to them or the custodian on their behalf.

     Notwithstanding the foregoing, until such payment or deposit of such Exchangeable Share Consideration is made, the holder of Exchangeable Shares for the purposes of voting rights with respect thereto. Such rights shall remain unaffected until any cheque(s) received by Holder have cleared upon presentation by Holder.

                                   Article 8
                                 VOTING RIGHTS
                                 -------------

Section 8.1

     Except as required by applicable law and the provisions hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting or to vote by written consent on any matter.

                                   Article 9
                            AMENDMENT AND APPROVAL
                            ----------------------

Section 9.1

     The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed, only with the approval of the holders of the Exchangeable Shares, voting separately as a class, given as hereinafter specified in addition to the approval of the holders of shares of the Corporation to which are attached the right to vote.

Section 9.2

     Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law, provided, however, that such approval must be evidenced by a resolution passed by not less than 66 2/3% (excluding Exchangeable Shares beneficially owned by Parent, Callco, their Affiliates or Subsidiaries) of the votes cast on such resolution by persons represented in person or by proxy or such other authorized person at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% of the Exchangeable Shares outstanding at that time are present or represented by proxy or such other authorized person (excluding Exchangeable Shares beneficially owned by Parent, Callco, their Affiliates or Subsidiaries) or by a written resolution signed by the holders of the then-outstanding Exchangeable Shares (excluding Exchangeable Shares beneficially owned by Parent, Callco, their Affiliates or Subsidiaries). If at any such meeting the holders of at least 50% of the Exchangeable Shares outstanding at that time are not present or represented by proxy or such other authorized person within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy or such other authorized person thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy or such other authorized person at such meeting (excluding Exchangeable Shares beneficially owned by Parent, Callco, their Affiliates or Subsidiaries) shall constitute the approval or consent of the holders of the Exchangeable Shares. For the purposes of this Section, any spoiled votes, illegible votes, defective votes and abstinences shall be deemed to be votes not cast.

                                  Article 10
          RECIPROCAL CHANGES, etc. IN RESPECT OF PARENT COMMON SHARES
          -----------------------------------------------------------

Section 10.1

     (a)  In the event Parent takes any of the following actions:

          (i) issues or distributes Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to the holders of all or substantially all of the then-outstanding Parent Common Shares by way of stock dividend or other distribution, other than an issue of Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to holders of Parent Common Shares who exercise an option to receive dividends in Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) in lieu of receiving cash dividends; or

          (ii) issues or distributes rights, options or warrants to the holders of all or substantially all of the then-outstanding Parent Common Shares entitling them to subscribe for or to purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares); or

         (iii) issues or distributes to the holders of all or substantially all of the then-outstanding Parent Common Shares, (a) shares or securities of Parent of any class other than Parent Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Parent Common Shares), (b) rights, options or warrants other than those referred to in Subsection 10.1(a) (ii) above, (c) evidences of indebtedness of Parent or
               (d) assets of Parent,

          the Corporation will ensure that the Economic Equivalent on a per share basis of such rights, options, securities, shares, evidence of indebtedness or other assets shall be issued or distributed, in accordance with applicable law simultaneously to holders of the Exchangeable Shares.

     (b)  In the event Parent takes any of the following actions:

          (i) subdivides, redivides or changes the then-outstanding Parent Common Shares into a greater number of Parent Common Shares; or

          (ii) reduces, combines, consolidates or changes the then-outstanding Parent Common Shares into a lesser number of Parent Common Shares; or

         (iii) reclassifies or otherwise changes any of the terms and conditions of the Parent Common Shares, or effects an amalgamation, merger, reorganization or other transaction affecting Parent Common Shares, the Corporation will provide at least 7 days prior written notice thereof to the holders of Exchangeable Shares and take all steps necessary to ensure that the same or an Economically Equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares; and

     (c) the Corporation agrees that, to the extent required, upon due notice from Parent, it will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by the Corporation, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required Economic Equivalent with respect to the Parent Common Shares and Exchangeable Shares as provided for in this Section including, if necessary, submitting same to holders of Exchangeable Shares for their approval in the manner provided in Article 9 hereof; and

     (d) Notwithstanding any other provision in these Exchangeable Share Provisions, this Article 10 shall not be amended or changed without the approval of the holders of Exchangeable Shares in accordance with
          Article 9 herein.

                                  Article 11
                       ACTIONS BY THE CORPORATION UNDER
                        EXCHANGE AND SUPPORT AGREEMENT
                        ------------------------------

Section 11.1

     The Corporation will take all actions and do all such things as shall be necessary or advisable, and will take all reasonable efforts to perform and comply with and to ensure performance and compliance by Parent and Callco with all provisions of the Exchange and Support Agreement applicable to Parent, Callco and the Corporation, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation and the holders of the Exchangeable Shares all rights and benefits in favour of the Corporation and the holders of the Exchangeable Shares under or pursuant thereto.

Section 11.2

     The Corporation will not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its obligations under, the Exchange and Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these Exchangeable Share Provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purpose of:

     (a) adding to the covenants of the other party or parties to such agreement for the protection of the holders of Exchangeable Shares; or

     (b) making such provisions or modifications not inconsistent with the spirit and intent of such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, after consultation with counsel, it may be expedient to make, provided that such provisions and modifications will not be prejudicial or adverse to the interests of the holders of Exchangeable Shares; or

     (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any defect or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial or adverse to the interests of the holders of the Exchangeable Shares.

                                  Article 12
                              LEGEND; CALL RIGHTS
                              -------------------

Section 12.1

     The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Call Rights and all other rights of the holders of Exchangeable Shares pursuant to the Exchange and Support Agreement.

Section 12.2

     Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a Holder shall be deemed to acknowledge each of the Call Rights in favour of Callco or its assignee (as provided in the Exchange and Support Agreement) and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Callco or its assignee (as provided in the Exchange and Support Agreement) as therein provided.

Section 12.3

     The Corporation, Callco and Parent, as the case may be, shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Corporation, Callco or Parent, as the case may be, is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States tax laws or any other relevant provisions of provincial, state, local or foreign tax laws, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to such holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate tax authority. To the extent that such amount so required to be deducted or withheld from any payment to a Holder exceeds the cash portion of the consideration otherwise payable to the Holder, the Corporation, Parent or Callco, as the case may be, shall promptly notify the Holder and unless such Holder remits the difference in cash to the Corporation, Parent or Callco, as the case may be, before the tax amount is required to be remitted to the tax authority, then the Corporation, Parent or Callco, as the case may be, may sell or otherwise dispose of such portion of the consideration (including, without limitation, any of the Parent Common Shares) as is necessary to provide sufficient funds to the Corporation, Parent or Callco, as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation, Parent or Callco, as the case may be, shall give an accounting to the Holder with respect thereto and shall pay over to such Holder and remit any unapplied balance of the net proceeds of such sale that was not remitted to such tax authority in satisfaction of a deducting or withholding requirement.

     In order to assist the Corporation, Parent and Callco, as the case may be, in complying with any such deduction and withholding requirement, the relevant Holder shall, to the extent applicable, deliver to the Corporation, Parent or Callco, as the case may be, (i) if such Holder is an individual, trust or corporation, a declaration sworn by the individual, a trustee or a director, as the case may be, before a notary or commissioner for oaths to the effect that such Holder is not, and will not be, on the date of payment, a non-resident of Canada for the purposes of the Income Tax Act (Canada) or (ii) if such Holder is a partnership, a declaration sworn by a general partner before a notary or commissioner for oaths to the effect that such Holder is a Canadian partnership, as defined in the Income Tax Act (Canada).

Section 12.4

     A Holder may not Transfer any Exchangeable Shares (or any other securities of the Corporation received on account of the Holder's ownership of Exchangeable Shares) unless such Transfer is (i) a Transfer of Exchangeable Shares by such Holder for the Exchangeable Share Consideration pursuant to the terms hereof or the Exchange and Support Agreement, (ii) is a Transfer approved by the Board of Directors, which approval may be withheld for any reason or (iii) a Transfer as a consequence of the death of the Holder. As used above, the term "Transfer" includes the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in such securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such securities.


                                  Article 13
                                 MISCELLANEOUS
                                 -------------

Section 13.1

     Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or delivery to the principal executive offices of the Corporation or at such other reasonable place as may be specified by the Board of Directors by notice to the holders of Exchangeable Shares, and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy, facsimile or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

Section 13.2

     Any presentation and surrender by a holder of Exchangeable Shares to the Corporation of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the principal executive offices of the Corporation or at such other reasonable place as may be specified by the Board of Directors by notice to the holders of Exchangeable Shares, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation, as the case may be, and the method of any such presentation and surrender of certificates shall be at the sole risk of the Holder, mailing the same.

Section 13.3

         Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or delivery to the address of the Holder recorded in the securities register of the Corporation or, in the event of the address of any such Holder not being so recorded, then at the last known address of such Holder. Any such notice, request or other communication, if given by mail or telecopy, shall only be deemed to have been given and received on the second Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be or intended to be taken by the Corporation.

Section 13.4

         For greater certainty, the Corporation shall not be required for any purpose under these Exchangeable Share Provisions to recognize or take account of persons who are not so recorded in such securities register.

Section 13.5

         All Exchangeable Shares acquired by the Corporation upon the redemption or retraction thereof shall be cancelled.

Section 13.6

         Subject to Section 13.5 above, immediately upon the issuance and delivery to a holder of Exchangeable Shares at any time and from time to time of Parent Common Shares and the other Exchangeable Share Consideration (if any) pursuant to any Call Right, or any Insolvency Exchange Right or Automatic Exchange Right (as such terms are defined in the Exchange and Support Agreement), the Exchangeable Shares which are acquired pursuant to such right shall be automatically converted into Common Shares of the Corporation on a one-for-one basis and the holder thereof shall be entitled to a certificate or certificates upon demand representing the Common Shares resulting from such conversion. All Common Shares issued by the Corporation in respect of any conversion of issued and fully paid Exchangeable Shares shall be deemed to be fully paid and non-assessable.

                                  EXHIBIT "A"
                                  -----------

                              RETRACTION REQUEST
                              ------------------

TO:             514713 N.B. Inc.  (the "Corporation")
AND TO:         3055855 Nova Scotia Company ("Callco")
AND TO:         Sun Microsystems, Inc. ("Parent")


         This notice is given pursuant to Article 6 of the provisions (the "Exchangeable Share Provisions") attaching to the Exchangeable Shares of the Corporation represented by this certificate and all capitalized words and expressions used in this notice which are defined in the Exchangeable Share Provisions have the meaning attributed to such words and expressions in such Exchangeable Share Provisions.

         The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Exchangeable Share
Provisions:

 |_| all share(s) represented by this certificate; or

 |_|                      share(s) only.
     --------------------
The undersigned hereby notifies the Corporation that the Retraction Date shall
be.
    -------------------------------

NOTE: The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 20 Business Days after the date upon which this notice is received by the Corporation. In the event that no such Business Day is correctly specified above, the Retraction Date shall be deemed to be the 20th Business Day (or, if such day is not a Business Day, the first Business Day thereafter) after the date on which this notice is received by the Corporation.

         The undersigned acknowledges the overriding Retraction Call Right of Callco to purchase all but not less than all the Retracted Shares from the undersigned and that this request is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the Retraction Date for the price and on the other terms and conditions set out in the Exchange and Support Agreement and in the Exchangeable Share Provisions. If Callco determines not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This notice of retraction, and this offer to sell the Retracted Shares to Callco, may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

         The undersigned acknowledges that if, as a result of liquidity or solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Insolvency Exchange Right (as defined in the

Exchange and Support Agreement) so as to require Callco to purchase the unredeemed Retracted Shares.

         The undersigned represents and warrants to the Corporation and Callco that the undersigned:

         |_|  is

         |_|  is not

a non-resident of Canada for purposes of the Income Tax Act (Canada). The undersigned acknowledges that in the absence of an indication that the undersigned is not a non-resident of Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned from net proceeds of sale or Parent Common Shares deliverable on the redemption or purchase of the Retracted Shares.

         The undersigned hereby represents and warrants to the Corporation and Callco that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or Callco, as the case may be, free and clear of all liens, hypothecs, pledges, claims, encumbrances, security interests and adverse claims or interests except pursuant to the Exchange and Support Agreement or the Exchangeable Share Provisions.

-----------   ---------------------------------   -----------------------------
(Date)        (Signature of Shareholder)               (Guarantee of Signature)



|_| Please check box if the securities and any cheque(s) or other non-cash assets resulting from the retraction of the Retracted Shares are to be held for pick-up by the shareholder at the principal executive offices of the Corporation or at such other reasonable place as may be specified by the Board of Directors by notice to the holders of Exchangeable Shares, failing which the securities and any cheque(s) or other non-cash assets will be delivered to the shareholder, at the Corporation's expense in accordance with the Exchangeable Share Provisions.

NOTE: This panel must be completed and the accompanying share certificate(s), together with such additional documents as the Corporation may reasonably require, must be deposited with the Corporation at its principal executive offices or at such other reasonable place as may be specified by the Board of Directors by notice to the holders of Exchangeable Shares. The securities and any cheque(s) or other non-cash assets resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, or transferred into, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities, cheque(s) and other non-cash assets resulting from such retraction or purchase will be delivered to the shareholder in accordance with the Exchangeable Share Provisions.

------------------------------
Date

Name of person in whose name securities or cheque(s) or other non-cash assets are to be registered, issued or delivered
(PLEASE PRINT)


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------------------------------
Street Address or P.O. Box


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City, Province and Postal Code


------------------------------
Signature of Shareholder


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Signature guaranteed by

NOTE: If this notice of retraction is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered, at the Corporation's expense in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the certificate is duly completed in respect of such shares.